U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              RECIPES DIRECT, INC.
                 (Name of Small Business Issuer in its charter)


          California                         7389                 33-0883044
  (State of Incorporation of     (Primary Standard Industrial  (I.R.S. Employer
Jurisdiction of Incorporation     Classification Code Number)   Identification
      or Organization)                                              Number)


         13771 Danielson St., Suite "E", Poway, CA. 92064 (858) 592-9095
    (Address and telephone number of Registrant's principal executive offices and principal place of business)


                                Joseph G. Lucidi
                 11974 Avenida Consentido, San Diego, CA. 92128
                                 (858) 592-9095
           (Name, address, and telephone number of agent for service)


Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

[ ] If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering.

[ ] If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, please check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering.

[ ] If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, please check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering.

[X] If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.


CALCULATION OF REGISTRATION FEE

Title of each class   Amount to be   Proposed maximum   Proposed maximum   Amount of
of securities to be   registered     offering price     aggregate          registration
registered                           per unit           offering price     fee

Common Shares         1,200,000      $0.05              $60,000            $90.00


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART I. INFORMATION REQUIRED IN PROSPECTUS

                                   PROSPECTUS

                              RECIPES DIRECT, INC.
                          1,200,000 Shares Common Stock
                         Offering Price $0.05 per Share

RECIPES DIRECT, INC., a California corporation ("Company"), is hereby offering up to 1,200,000 shares of its $.001 par value common stock ("Shares") at an offering price of $0.05 per Share on a "best efforts" basis pursuant to the terms of this Prospectus for the purpose of providing start-up and working capital for Recipes Direct, Inc.

The Shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment (See "Risk Factors").

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                           Underwriting
                                              Discounts
                  Price to Public (1)   and Commissions   Proceeds to Issuer (2)
                  -------------------   ---------------   ----------------------
Per Share                       $0.05             $0.00                    $0.05
Total Minimum              $20,000.00             $0.00               $20,000.00
Total Maximum              $60,000.00             $0.00               $60,000.00



Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Subject to Completion, Dated _______________, 2000

(1) A maximum of 1,200,000 shares may be sold on a "best efforts" basis. All of the proceeds from the sale of Shares will be placed in an interest-bearing escrow account by 12 o'clock noon of the fifth business day after receipt thereof, until the sum of $20,000.00 is held. If less than $20,000.00 is received from the sale of the Shares within 120 days of the date of this Prospectus, the offer will remain open for another 120 days after which if the minimum is not raised all proceeds will be refunded promptly to purchasers with interest and without deduction for commission or other expenses. Subscribers will not be able to obtain return of their funds while in escrow.

(2) The Net Proceeds to Recipes Direct, Inc. is before the payment of certain expenses in connection with this offering. See "Use of Proceeds."

THE SHARES ARE OFFERED BY RECIPES DIRECT, INC. SUBJECT TO PRIOR SALE, ACCEPTANCE OF THE SUBSCRIPTIONS BY RECIPES DIRECT, INC. AND APPROVAL OF CERTAIN LEGAL MATTERS BY COUNSEL TO RECIPES DIRECT, INC.

RECIPES DIRECT, INC. HAS THE RIGHT, IN ITS SOLE DISCRETION, TO ACCEPT OR REJECT SUBSCRIPTIONS IN WHOLE OR IN PART, FOR ANY REASON OR FOR NO REASON. UNTIL ________________, 2000, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOENTS OR SUBSCRIPTIONS.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OPEN OFFER TO BUY INTO SECURITIES OFFERED HEREBY A STATE IN WHICH, OR TO A PERSON TRUE, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SUBSEQUENT TO THE DATE THEREOF. HOWEVER, IF A MATERIAL CHANGE OCCURS, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY FOR ALL EXISTING SHAREHOLDERS, AND FOR ALL PROSPECTIVE INVESTORS WHO HAVE NOT YET BEEN ACCEPTED AS SHAREHOLDERS IN RECIPES DIRECT, INC.

THIS PROSPECTUS DOES NOT INTENTIONALLY OMIT ANY MATERIAL FACT OR CONTAIN ANY UNTRUE STATEMENT OF MATERIAL FACT. NO PERSON OR ENTITY HAS BEEN AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR MAKE A REPRESENTATION, WARRANTY, COVENANT, OR AGREEMENT WHICH IS NOT EXPRESSLY PROVIDED FOR OR CONTAINED IN THIS PROSPECTUS; IF GIVEN OR MADE, SUCH INFORMATION, REPRESENTATION, WARRANTY, COVENANT, OR AGREEMENT MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

THE COMPANY IS NOT A REPORTING COMPANY. EACH PERSON WHO RECEIVES A PROSPECTUS WILL HAVE AN OPPORTUNITY TO MEET WITH REPRESENTATIVES OF RECIPES DIRECT, INC., DURING NORMAL BUSINESS HOURS UPON WRITTEN OR ORAL REQUEST TO RECIPES DIRECT, INC., IN ORDER TO VERIFY ANY OF THE INFORMATION INCLUDED IN THIS PROSPECTUS AND TO OBTAIN ADDITIONAL INFORMATION REGARDING RECIPES DIRECT, INC. IN ADDITION, EACH SUCH PERSON WILL BE PROVIDED WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OF THE INFORMATION THAT IS INCORPORATED BY REFERENCE IN THE PROSPECTUS AND THE ADDRESS (INCLUDING TITLE OR DEPARTMENT) AND TELEPHONE NUMBER TO WHICH SUCH REQUEST IS TO BE DIRECTED.

ALL OFFEREES AND SUBSCRIBERS WILL BE ASKED TO ACKNOWLEDGE IN THE SUBSCRIPTION AGREEMENT THAT THEY HAVE READ THIS PROSPECTUS CAREFULLY AND THOROUGHLY, THEY WERE GIVEN THE OPPORTUNITY TO OBTAIN ADDITIONAL INFORMATION; AND THEY DID SO TO THEIR SATISFACTION.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY                                                             5

RISK FACTORS                                                                   6

USE OF PROCEEDS                                                               10

DETERMINATION OF OFFERING PRICE                                               10

DILUTION                                                                      10

PLAN OF DISTRIBUTION                                                          11

LEGAL PROCEEDINGS                                                             12

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                  12

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                13

DESCRIPTION OF SECURITIES                                                     13

INTEREST OF NAMED EXPERTS AND COUNSEL                                         14

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
THE ACT LIABILITIES                                                           14

ORGANIZATION WITHIN LAST FIVE YEARS                                           15

DESCRIPTION OF BUSINESS                                                       15

DESCRIPTION OF OFFERED SERVICES                                               16

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                18

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                      18

EXECUTIVE COMPENSATION                                                        18

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS                                 18

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus ("Prospectus"). Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety.

The Company.

Recipes Direct, Inc. proposes to consummate business opportunities created by the high volume of people using the Internet to find new and better ways to live their lives.

Recipes Direct, Inc. will attempt to create a complete, fully functional, interactive Web site that will be comprised of various menus dealing with great tasting healthy foods. This Web site will be updated weekly or as needed. We will display our recipes as complete as possible.

Recipes Direct, Inc. will also furnish a complete list of mixed drinks that are made in America.

Recipes Direct, Inc. offers the consumer the following benefits:

     (a) Recipes Direct, Inc. will provide a source of knowledge to the public on how to prepare better meals for the family and or guests without a monetary investment.

     (b) The principal benefit to the consumer is satisfaction in the preparation of special or everyday meals. Recipes Direct, Inc. is prepared to offer consumers their recipes to make great meals at reasonable prices at no cost to the consumer. The new Web site provided by Recipes Direct, Inc. will be accessed via any computer that has access to the Internet. This Web site will be made so it is easily navigable.

     (c) Another benefit to the Company's Web site is to educate the consumer, free of charge, in the preparation of different types of meals. Many of the meals can be prepared by people who are on fixed incomes and might not be able to afford to dine out as often as they might wish. We will offer various recipes to the consumer, which will make their lives a little better.

The Company will have discretion in the selection of recipes offered to the consumers. Recipes Direct, Inc. will continue to offer new and innovative recipes so as to maintain its hopeful reputation for expansion.

The success of our relationship with the consumer is backed up by the commitment of our management team in conjunction with a solid management plan. Our management goal is to achieve success in the consumers kitchens all across America. We would like to meet and exceed any and all expectations that the consumer might have. To achieve this level of performance, Recipes Direct, Inc. will be backed by our network operation and customer care organizations.

These personnel are mandated to manage day-to-day operations, including retrieving all new recipes and reviewing them before submittal to the Company's Web site. They will also handle any questions that may be E-mailed to us about any recipe they receive from our Web site. Our customer care goal is to ensure that every contact with our organization results in greater customer interest and satisfaction.

The Offering.

Shares of Recipes Direct, Inc. will be offered at $0.05 per Share. See "Plan of Distribution." The minimum subscription required of investors (as a whole) is $20,000.00, in order to meet the proposed minimum offering requirements. If all the Shares offered are sold, the net proceeds to the Company will be $60,000.00. See "Use of Proceeds." This balance will be used as working capital for Recipes Direct, Inc.

Liquidity of Investment.

Although the Shares will be "free trading," there is minimal established market for the Shares and there may not be in the future. Therefore, an investor should consider his investment to be long-term. See "Risk Factors."

Risk Factors.

An investment in Recipes Direct, Inc. involves risks due in part to no previous financial or operating history of Company, as well as competition in the Internet business. Also, certain potential conflicts of interest arise due to the relationship of Recipes Direct, Inc. to management and others. See "Risk Factors."

                                  RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THESE SECURITIES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS AMONG OTHER THINGS, AS WELL AS ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

Lack of Prior Operations and Experience.

The Company is relatively newly organized, has no significant revenues yet from operations, and has no assets. There can be no assurance that Recipes Direct, Inc. will generate revenues in the future; and there can be no assurance that the Company will operate at a profitable level. See "Business and Properties." If Recipes Direct, Inc. is unable to obtain customers and generate sufficient revenues so that it can profitably operate, the Company's business will not succeed. In such event, investors in the Shares may lose their entire cash investment.

Dependence on Internet Industry.

The Company's business is influenced by the rate of use and expansion in the Internet industry. Declines in the industry may influence the Company's revenues adversely.

Influence of Other External Factors.

The investment is a speculative venture necessarily involving some substantial risk. There is no certainty that the expenditures to be made by the Company will result in commercially profitable business. The marketability of the investment will be affected by numerous factors beyond the control of the Company. These factors include market fluctuations, the general state of the economy (including the rate of inflation, and local economic conditions), and the state of the industry, all of which can affect peoples' discretionary spending, while can in turn affect the demand for internet services. Factors which leave less money in the hands of potential clients of the Company will likely have an adverse effect on the Company The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

Regulatory Factors.

Existing and possible future consumer legislation, regulations, and actions could cause additional expense, capital expenditures, restrictions, and delays in the activities undertaken in connection with the Internet business, the extent of which cannot be predicted.

Competition.

The Company may experience substantial competition in its efforts to locate and attract clients. Many competitors in these areas have greater experience, resources, and managerial capabilities than the Company and may be in a better position than the Company to obtain access to attractive clientele. There are a number of larger companies in which may directly compete with the Company. Such competition could have a material adverse effect on the Company's profitability.

Success of Management.

Any potential investor is strongly cautioned that the purchase of these securities should be evaluated on the basis of: (i) the limited diversification of the venture capital opportunities afforded to the Company, (ii) the high-risk nature and limited liquidity of Recipes Direct, Inc., and (iii) the Company's ability to utilize funds for the successful development and distribution of revenues as derived by the revenues received by the Company's yet undeveloped portfolio of clients, and any new potentially profitable ventures, among other things. The Company can offer no assurance that any particular client and/or property under its management contract will become successful.

Reliance on Management.

The Company's success is dependent upon the hiring of key administrative personnel. None of the officers, directors, or any of the other key personnel, has any employment or non competition agreement with Recipes Direct, Inc. Therefore, there can be no assurance that these personnel will remain employed by Recipes Direct, Inc. Should any of these individuals cease to be affiliated with the Company for any reason before qualified replacements could be found, there could be material adverse effects on Recipes Direct, Inc.'s business and prospects.

In addition, management has no experience in managing companies in the same business as Recipes Direct, Inc. In addition, all decisions with respect to the management of the Company will be made exclusively by the officers and directors of the Company. Investors will only have rights associated with minority ownership interest rights to make decision that effect Recipes Direct, Inc. The success of the Company, to a large extent, will depend on the quality of the directors and officers of Recipes Direct, Inc. Accordingly, no person should invest in the Shares unless he is willing to entrust all aspects of the management of Recipes Direct, Inc. to the officers and directors.

Lack of Diversification.

The size of Recipes Direct, Inc. makes it unlikely that the Company will be able to commit its funds to the acquisition of any major accounts until it has a proven track record, and Recipes Direct, Inc. may not be able to achieve the same level of diversification as larger entities engaged in this type of business.

No Cumulative Voting.

Holders of the Common Stock are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the shares present at a meeting of shareholders will be able to elect all of the directors of Recipes Direct, Inc., and the minority shareholders will not be able to elect a representative to Recipes Direct, Inc.'s board of directors.

Absence of Cash Dividends.

The Board of Directors does not anticipate paying cash dividends on the Shares for the foreseeable future and intends to retain any future earnings to finance the growth of Recipes Direct, Inc.'s business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of Recipes Direct, Inc., and will be subject to legal limitations on the payment of dividends out of paid-in capital.

Conflicts of Interest.

The officers and directors have other interests to which they devote substantial time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors, and each will continue to do so not withstanding the fact that management time may be necessary to the business of Recipes Direct, Inc. As a result, certain conflicts of interest may exist between Recipes Direct, Inc. and its officers and/or directors that may not be susceptible to resolution.

In addition, conflicts of interest may arise in the area of corporate opportunities that cannot be resolved through arm's length negotiations. All of the potential conflicts of interest will be resolved only through exercise by the directors of such judgment as is consistent with their fiduciary duties to Recipes Direct, Inc. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the Board of Directors to Recipes Direct, Inc., any proposed investments for its evaluation.

Investment Valuation Determined by the Board of Directors.

The Company's Board of Directors is responsible for valuation of Recipes Direct, Inc.'s investments. There are wide ranges of values that are reasonable for an investment for the Company's services. Although the Board of Directors can adopt several methods for an accurate evaluation, ultimately the determination of fair value involves subjective judgment not capable of substantiation by auditing standards. Accordingly, in some instances it may not be possible to substantiate, by auditing standards, the value of Recipes Direct, Inc.'s investments. The Company's Board of Directors will serve as the valuation committee, responsible for valuing each of Recipes Direct, Inc.'s investments. In connection with any future distributions that the Company may make, the value of the securities received by investors as determined by the Board may not be the actual value that the investors would be able to obtain even if they sought to sell such securities immediately after a distribution. In addition, the value of the distribution may decrease or increase significantly subsequent to the distribute shareholders' receipt thereof, notwithstanding the accuracy of the Board's evaluation.

Additional Financing May Be Required.

Even if all of the 1,200,000 Shares offered hereby are sold, the funds available to Recipes Direct, Inc. may not be adequate for it to be competitive in the areas in which it intends to operate. There is no assurance that additional funds will be available from any source when needed by Recipes Direct, Inc. for expansion; and, if not available, Recipes Direct, Inc. may not be able to expand its operation as rapidly as it could if such financing were available. The proceeds from this Offering are expected to be sufficient for Recipes Direct, Inc. to become operational, and develop and market its line of services. Additional financing could possibly come in the form of debt/preferred stock. If additional shares were issued to obtain financing, investors in this offering would suffer a dilutionary effect on their percentage of stock ownership in the Company. However, the book value of their shares would not be diluted, provided additional shares are sold at a price greater than that paid by investors in this offering. The Company does not anticipate having within the next 12 months any cash flow or liquidity problems.

Purchases by Affiliates.

Certain officers, directors, principal shareholders and affiliates may purchase, for investment purposes, a portion of the Shares offered hereby, which could, upon conversion, increase the percentage of the Shares owned by such persons. The purchases by these control persons may make it possible for the Offering to meet the escrow amount.

No Assurance Shares Will Be Sold.

The 1,200,000 Shares are to be offered directly by Recipes Direct, Inc., and no individual, firm, or corporation has agreed to purchase or take down any of the shares. No assurance whatsoever can be given that any or all of the Shares will be sold.

Arbitrary Offering Price.

The Offering Price of the Shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by the Company. There can be no assurance that, even if a public trading market develops for Recipes Direct, Inc.'s securities, the Shares will attain market values commensurate with the Offering Price.

"Best Efforts" Offering.

The Shares are offered by Recipes Direct, Inc. on a "best efforts" basis, and no individual, firm or corporation has agreed to purchase or take down any of the offered Shares. No assurance can be given that any or all of the Shares will be sold. Provisions have been made to deposit in escrow the funds received from the purchase of Shares sold by Recipes Direct, Inc. In the event that $20,000.00 is not received within one hundred twenty (120) days of the effective date of this Prospectus, the offer will be extended for another one hundred twenty (120) days after which the proceeds so collected will be refunded to investors without deducting sales commissions or expenses. During this escrow period, which may last up to two hundred forty (240) days, subscribers will not have use of nor derive benefits from their escrow funds.

Minimal Public Market for Company's Securities.

Prior to the Offering, there has been minimal public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Shares may be affected significantly by factors such as announcements by Recipes Direct, Inc. or its competitors, variations in Recipes Direct, Inc.'s results of operations, and market conditions in the retail, electron commerce, and Internet industries in general. The market price may also be affected by movements in prices of stock in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

Shares Eligible for Future Sale.

All of the Shares which are held by management have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended ("Act"). Such Shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Act. In general, under Rule 144a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a nonpublic transaction for at least one year, including persons who may be deemed Affiliates of Recipes Direct, Inc. (as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the Shares owned by management were sold pursuant to Rule 144 or a registered offering, the market price of the Common Stock could be adversely affected.

Forward-Looking Statements.

This Prospectus contains "forward looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, and as contemplated under the Private Securities Litigation Reform Act of 1995, including statements regarding, among other items, the Company's business strategies, continued growth in the Company's markets, projections, and anticipated trends in Recipes Direct, Inc.'s business and the industry in which it operates. The words "believe," "expect," "anticipate," "intends," "forecast," "project," and similar expressions identify forward-looking statements. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. Recipes Direct, Inc. cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including those factors described under "Risk Factors" and elsewhere herein. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact transpire or prove to be accurate. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this section.

                                 USE OF PROCEEDS

Following the sale of the 1,200,000 Shares Offered by Recipes Direct, Inc. there will be a gross proceeds of $60,000. These proceeds will be used to provide start-up and working capital for Recipes Direct, Inc.

The following table sets forth the use of proceeds from this offering (based on the minimum and maximum offering amounts):

Use of Proceeds                Minimum Offering              Maximum Offering
                             Amount       Percent          Amount        Percent

Transfer Agent Fee          $1,500.00       7.5%          $1,500.00        2.5%
Printing Costs              $1,500.00       7.5%          $1,500.00        2.5%
Legal Fees                 $10,000.00      50.0%         $30,000.00       50.0%
Accounting Fees             $1,500.00       7.5%          $5,000.00        8.3%
Working Capital             $5,500.00      27.5%         $22,000.00       36.7%

Total                      $20,000.00     100.0%         $60,000.00      100.0%


Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the Board of Directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

                         DETERMINATION OF OFFERING PRICE

The offering price is not based upon the Company's net worth, total asset value, or any other objective measure of value based upon accounting measurements. The offering price is determined by the Board of Directors of the Company and was determined arbitrarily based upon the amount of funds needed by the Company to start-up the business, and the number of shares that the initial shareholders were willing to allow to be sold.

                                    DILUTION

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. "Dilution" is the difference between the public offering price of a security and its net tangible book value per Share immediately after the Offering, giving effect to the receipt of net proceeds in the Offering. As of November 30, 1999, the net tangible book value of the Company was $1,500.00 or $0.0003947 per Share. Giving effect to the sale by the Company of all offered Shares at the public offering price, the pro forma net tangible book value of the Company would be $61,500.00 or $0.0123 per Share, which would represent an immediate increase of $0.0119053 in net tangible book value per Share and $0.0380947 per Share dilution per share to new investors. Dilution of the book value of the Shares may result from future share offerings by Recipes Direct, Inc.

The following table illustrates the pro forma per Share dilution:

                                                                Assuming Maximum
                                                                  Shares Sold

Offering Price (1)                                                 $ 0.05

Net Tangible book Value per share before offering (2)              $ 0.0003947

Increase Attributable to purchase of stock by new investors (3)    $ 0.0119053

Net Tangible book value per Share after offering (4)               $ 0.0123

Dilution to new investors (5)                                      $ 0.0380947

Percent Dilution to new investors (6,7)                             76.1894%


     (1) Offering price before deduction of offering expenses, calculated on a "Common Share Equivalent" basis.

     (2) The net tangible book value per share before the offering ($0.0003947) is determined by dividing the number of Shares outstanding prior to this offering into the net tangible book value of Recipes Direct, Inc.

     (3) The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to the Corporation from the current offering (assuming all the Shares are subscribed), and dividing by the number of common shares outstanding.

     (4) The net tangible book value per share after the offering ($0.0123) is determined by dividing the number of Shares that will be outstanding, assuming sale of all the Shares offered, after the offering into the net tangible book value after the offering as determined in note 3 above.

     (5) The Increase Attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering ($0.0123) and subtracting from it the net tangible book value per share before the offering ($0.0003947) for an increase of $0.0119053.

     (6) The dilution to new investors is determined by subtracting the net tangible book value per share after the offering ($0.0123) from the offering price of the Shares in this offering ($0.05), giving a dilution value of ($0.0380947).

     (7) The Percent Dilution to new investors is determined by dividing the Dilution to new investors ($0.0380947) by the offering price per Share ($0.05) giving a dilution to new investors of 76.1894%.



                              PLAN OF DISTRIBUTION

The Company will sell a maximum of 1,200,000 Shares of its common stock, par value $0.001 per Share to the public on a "best efforts" basis. The minimum purchase required of an investor is $100.00. There can be no assurance that any of these Shares will be sold. The gross proceeds to Recipes Direct, Inc. will be $60,000.00 if all the Shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by the Company, or any of its principals, to any person or firm in connection with solicitation of sales of the; certain costs are to be paid in connection with the offering (see "Use of Proceeds"). The public offering price of the Shares will be modified, from time to time, by amendment to this Prospectus, in accordance with changes in the market price of the Company's common stock. These securities are offered by Recipes Direct, Inc. subject to prior sale and to approval of certain legal matters by counsel.

Opportunity to Make Inquiries.

The Company will make available to each Offeree, prior to any sale of the Shares, the opportunity to ask questions and receive answers from Recipes Direct, Inc. concerning any aspect of the investment and to obtain any additional information contained in this Memorandum, to the extent that Recipes Direct, Inc. possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents.

Each person desiring to subscribe to the Shares must complete, execute, acknowledge, and delivered to the Company a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in the Company. By executing the subscription agreement, the subscriber is agreeing that if the Subscription Agreement it is accepted by the Company, such a subscriber will be, a shareholder in the Company and will be otherwise bound by the Articles of Incorporation and the By-Laws of Recipes Direct, Inc. in the form attached to this Prospectus.

Promptly upon receipt of subscription documents by Recipes Direct, Inc., it will make a determination as to whether a prospective investor will be accepted as a shareholder in the Company. Recipes Direct, Inc. may reject a subscriber's Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to Recipes Direct, Inc., or such other reasons other as Recipes Direct, Inc. determines to be in the best interest of Recipes Direct, Inc. If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided herein.

                                LEGAL PROCEEDINGS

The Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against Recipes Direct, Inc. has been threatened.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The names, ages, and respective positions of the directors, officers, and significant employees of Recipes Direct, Inc. are set forth below. All these persons have held their positions since November 30, 1999. There are no other persons who can be classified as a promoter or controlling person of Recipes Direct, Inc.

Joseph G. Lucidi, President and Director

Joseph G. Lucidi, age 52, is currently the President and a Member of the Board of Directors. Since 1986, he has been the President of Zips Tummy Buster, Inc., a deli and catering business in southern California. He has opened seven of these locations with great success. In addition to the deli operation he was also President of the Hamburger Factory Restaurant. The restaurant was owned by their corporation for a period of ten years. While running the day-to-day operations at the Hamburger Factory it grossed $167,000.00 the first year in operation in comparison to the tenth year of $1,250,000.00. He has owned several other prosperous restaurants in the State of Michigan along with the largest Milwaukee Electric Tool distributorship in the State of Michigan. His other businesses owned include a dry wall company, and a restaurant supply business. He is also the present President and a Director of Recipes Direct, Inc., a California corporation that specializes in Internet sales of food preparation recipes. Before going into business for himself he was an Industrial Engineer for the Chrysler Corporation. Joseph G. Lucidi graduated from Ferris State College with a B. S. Degree in Banking/Marketing.

Joseph P. Lucidi, Vice-President and Director

Joseph P. Lucidi, age 20, has been actively involved in the daily operations of the restaurant business. His past duties include, but are not limited to being a cook, a cashier, a server, and a manager. He has also worked at Rancho Bernardo Inn Golf Club in the Pro Shop. He has also worked as a clerk at Macys. Joseph P. Lucidi is presently attending College at California State San Marcos University.

Lisa B. Lucidi, Secretary, Treasurer and Director

Lisa B. Lucidi, age 46, has been involved in the management and development of Zips Tummy Buster, Inc. operations. She has been responsible for the day-to-day operations of the restaurants. With her dedicated and hard work came the successes of the business. She has been involved in ten past restaurants and is presently building the eleventh restaurant. With her expertise all of the restaurants have been successful. Before joining her husband in the restaurant business she worked as a medical secretary. Lisa B. Lucidi went to Michigan State University.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the outstanding Shares of common stock of Recipes Direct, Inc. owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than 5% of Recipes Direct, Inc.'s Common Stock, and the name and share holdings of each officer and director and all officers and directors as a group.


Title of Class   Name of Beneficial Owner   Amount and Nature   Percent of Class
                                            of Beneficial Owner

Common           Joseph G. Lucidi           3,800,000 Common          100.0%
Stock            President, Director


                            DESCRIPTION OF SECURITIES

General Description. The securities being offered are shares of common stock. The Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, with a par value of $0.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and By-Laws of Recipes Direct, Inc., attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Form SB-2. As of the date of this Form SB-2, Recipes Direct, Inc. has 1,200,000 shares of common stock outstanding.

Non-Cumulative Voting.

The holders of Shares of Common Stock of Recipes Direct, Inc. do not have cumulative voting rights, which means that the holders of more than 50.0% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company's directors.

Dividends.

Recipes Direct, Inc. does not currently intend to pay cash dividends. Recipes Direct, Inc.'s proposed dividend policy is to make distributions of its revenues to its stockholders when Recipes Direct, Inc.'s Board of Directors deems such distributions appropriate. Because Recipes Direct, Inc. does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, or can there be any guarantees of the success of Recipes Direct, Inc.

A distribution of revenues will be made only when, in the judgment of Recipes Direct, Inc.'s Board of Directors, it is in the best interest of the Company's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investor's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

Possible Anti-Takeover Effects of Authorized but Unissued Stock.

Upon the completion of this Offering, the Company's authorized but unissued capital stock will consist of 95,000,000 shares (assuming the entire offering is sold) of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of Recipes Direct, Inc. by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of Recipes Direct, Inc.'s management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in Recipes Direct, Inc.'s best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Transfer Agent.

The Company intends to engage the services of Pacific Stock Transfer, LV, Nevada to act as transfer agent and registrar.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

No director of Recipes Direct, Inc. will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director
(i) for any breach of the director's duty of loyalty to Recipes Direct, Inc. or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the California Corporations Code, or other applicable California State Laws or, (iv) for any transaction from which the director derived an improper personal benefit.

The By-Laws provide for indemnification of the directors, officers, and employees of Recipes Direct, Inc. in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of Recipes Direct, Inc. if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The By-laws, therefore, limit the liability of directors to the maximum extent permitted by California law.

The officers and directors of Recipes Direct, Inc. are accountable to the Company as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting Recipes Direct, Inc.

In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to Recipes Direct, Inc., the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in Recipes Direct, Inc. in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from Recipes Direct, Inc.

The registrant undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                       ORGANIZATION WITHIN LAST FIVE YEARS

The names of the promoters of the registrant are the officers and directors as disclosed elsewhere in this Form SB-2. None of the promoters have received anything of value from the registrant.

                             DESCRIPTION OF BUSINESS

The Company was formed to offer the everyday housewife the ability to search and download proven recipes on line. The recipes online will consist of the best tried at one of the eleven restaurants that the author of this site has owned. Many recipes have been given to this Company by some of his present and past customers and have not yet been tried. We will try to put on site only the recipes we are familiar with and use some of the other recipes that are known by our chefs. Recipes will also come from the private sector that want to share their specialties with the general public with credit going to those individuals. These recipes will be categorized according to main dishes. Appetizers, side dishes, deserts and a complete breakdown of all mixed drinks that are used at restaurants or in fraternity houses across the nation.

All of the information on the company's Web site will be accessible in an easy to read and understandable format, to service the end user in the most comprehensive way possible. All of the services that the Company plans to offer will be granted free of charge to any potential consumers, and can be downloaded and used for personal needs as often as requested. The Company feels that in an effort to receive the Web traffic necessary to become successful it will best fulfill their goal if the service is free of charge.

The Company is largely dependent on new married men and women who are learning how to cook wholesome meals for their spouses and children, older men and women who are looking for new ways to cook healthier, people trying to prepare a catering for their private parties, or single men and women who are on their own and wish to learn how to cook. In brief we will be on site to help anyone who needs help in the kitchen.

The Company intends to produce revenues solely through advertising on the Company's Web site. The Company intends to sell blocks of advertising space on its Web site, primarily to large food manufacturers whom would like their recipes on our Web site. The demographics of the average person expected to visit and utilize the Company's Web site will include men and women from all ages. This broad age level will depend solely on the quality of recipes we have on site. Potential advertisers can be targeted to all food manufactures intending to have their recipes on site. Potential advertisers include food manufacturers like Kraft, Hunts, Campbell, Seven Crown, Jack Daniels, etc.

The Company's goal is to offer a large selection of recipes and have the most active site on the Internet. The Company will always keep in mind that the primary goal will be to help the public in planning a better tasting and healthier meal.

                         DESCRIPTION OF OFFERED SERVICES

Recipes Direct, Inc. will provide to the public the following:

It will provide easy and quick access to many of the best menus around the world.

It will help people cook quality meals at reasonable prices. The end user can have a recipe for an entire meal, side dish, main dish, dessert, or mixed drink at their disposal over the Internet. The use of a cookbook will no longer be needed.

A complete recipe of mixed drinks from across the country will be easily available.

                                    MARKETING

The market for prospective people to enter our Web site is large. Management has made their lively hood selling food to the public. Management has over 45 years of combined experience in this industry. With managements vast experience they are now increasing their market to the entire world. At one time or another every person looks into a cookbook and gathers up recipes to try on their family and guests. By opening up our recipes on this Web site we will be opening up an opportunity for the entire world to go on site to retrieve these recipes rather than to go buy a cookbook that seem to always be lost. With these recipes the consumer will be able in impress his guest with his/her cooking abilities.

The Company has found various sites on the Internet where recipes can be retrieved. Many of these sites are not complete, some have limited recipes, and many do not have a professional bar tender guide on how to make the mixed drinks you might need at one of your dinner parties. The Company has every intention to make this the best Web site on the net. With food manufactures and distilled spirits distributors behind us we will eliminate the use of a cookbook and the public will have at its access any recipes they care to try.

With the growth of the Internet, more people are going on line to gather information they need. This is just another reason for the public to jump on line.

                                 IMPLEMENTATION

Recipes Direct, Inc. will manage all aspects of setting up the Web site, doing all the required research as to which recipes will go on line, and maintain every aspect of updating the system on a daily basis. All the E-mails coming from people across the world will be gathered, sorted, and only the best recipes will then go on site for our customers to try. Although it will be difficult to not reproduce a menu, the Company will try to keep this to a minimum.

                             DESCRIPTION OF PROPERTY

Recipes Direct, Inc. does not currently own any property.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

The following financial review and analysis is intended to assist prospective investors in understanding and evaluating the financial condition and results of operations of Recipes Direct, Inc., for the period ending November 30, 1999. This information should be read in conjunction with Recipes Direct, Inc.'s Financial Statements and accompanying notes thereto, "Selected Financial Data" and other detailed information regarding Recipes Direct, Inc. appearing elsewhere in this Prospectus.

                                    OVERVIEW

Recipes Direct Inc. is prepared to offer consumers its own exciting range of food and drink recipes at no cost to the consumer. The new services provided by Recipes Direct Inc. are accessed via the Internet and will be easy to understand and use. Recipes Direct, Inc. was incorporated in the state of California on November 29, 1999.

The key benefit to the Recipes Direct, Inc. system is the creation of many different types and styles of foods that can be easily made. Offering different possibilities on how to present the food, which will enhance the presentation you are looking to achieve.

The success of our Company is backed up by the commitment of our senior management team in conjunction with a solid return on investment. Our management goals are to achieve targeted ROI, sell advertising on our Web site, and to release information on how to prepare and present all kinds of meals for yourself, family, friends, or parties. Our staff will manage day-to-day operations, including gathering all new recipes, reviewing them and selecting the best one to go on line with. Our customer care goal is to ensure that every contact with our Company results in greater customer interest and satisfaction.

                              LIQUIDITY AND FUNDING

Liquidity is a measure of a company's ability to meet potential cash requirements, including ongoing commitments to fund lending activities and for general purposes. Cash for originating loans and general operating expenses is primarily obtained through cash flows from operations and private investors.

Recipes Direct, Inc. has significant ongoing liquidity needs to support its existing business and continued growth. Recipes Direct, Inc.'s liquidity will be actively managed on a periodic basis and Recipes Direct, Inc.'s financial status, including its liquidity, will be reviewed periodically by Recipes Direct, Inc.'s management. This process is intended to ensure the maintenance of sufficient funds to meet the needs of Recipes Direct, Inc.

Recipes Direct, Inc. will primarily rely upon the cash flow from operations to provide for its capital requirements. Management believes that cash generated from operations will be sufficient to provide for its capital requirements for at least the next 12 months. Recipes Direct, Inc. may seek additional equity financing in the latter part of 2000 through an offering of its common stock.

                        RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires recognition of all derivative instruments in the statement of financial position as either assets or liabilities and the measurement of derivative instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15,1999. The adoption of SFAS No. 133 is not expected to affect the consolidated financial statements of Recipes Direct, Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation SB had or is to have a direct or indirect material interest.

The President of Recipes Direct, Inc. received 3,800,000 shares as compensation for services. See recent sales of unregistered securities.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

The Shares have not previously been traded on any securities exchange. At the present time, there are no assets available for the payment of dividends on the Shares.

                             EXECUTIVE COMPENSATION

     (a) No officer or director of Recipes Direct, Inc. is receiving any remuneration at this time.

     (b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

     (c) No remuneration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan that is presently existing.

                              FINANCIAL STATEMENTS

The Financial Statements required by Item 310 of Regulation S-B and are attached as Exhibit 13.1 to this Form SB-2.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

Since the inception of Recipes Direct, Inc. on November 29, 1999, the principal independent accountant for the Company has neither resigned (or declined to stand for reelection) nor been dismissed. The independent accountant for Recipes Direct, Inc. is Cordovano & Harvey P.C., located in Denver, Colorado.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

Information on this item is set forth in Prospectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."

                     RECENT SALES OF UNREGISTERED SECURITIES

On December 2, 1999 the President of the corporation received 3,800,000 shares of restricted common shares for services rendered under section 4(2) of the Securities Act of 1933.

                                    EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes to:

     (a)  1)   File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) Include any additional or changed material information on the plan of distribution.

          2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          4) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

          5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of San Diego, State of California, on February 9, 2000


                                        RECIPES DIRECT, INC.

                                        /s/ Joseph G. Lucidi
                                        --------------------------
                                        Joseph G. Lucidi, President and Director


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature                      Title                       Date
---------                      -----                       ----

/s/ Joseph G. Lucidi           President and Director      February 9, 2000
---------------------
Joseph G. Lucidi


/s/ Joseph G. Lucidi           Vice-President and          February 9, 2000
---------------------          Director
Joseph P. Lucidi


/s/ Lisa B, Lucidi             Secretary, Treasurer,       February 9, 2000
---------------------          and Director
Lisa B, Lucidi

                                  EXHIBIT INDEX
Exhibit
Number          Description                                     Method of Filing
------          -----------                                     ----------------



3.1    Articles of Incorporation filed with the California          See Below
       Secretary of State on November 29, 1999

3.2    By-Laws of Recipes Direct, Inc.                              See Below

5.1    Opinion Re: Legality                                         See Below

13.1   Audited Financials Statements prepared by Cordovano          See Below
       & Harvey P.C. dated January ___, 2000

23.1   Consent of Counsel                                           See Below

23.2   Consent of Accountant                                        See Below

27.1   Financial Data Schedule                                      See Below